Exhibit 10.9


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("Agreement") made and entered into as of this 1st day of March, 2000, by and between APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation ("Company") and GARRETT A. SULLIVAN ("Employee").

                                   BACKGROUND

         Employee has been and presently is employed by Company as its president and chief operating officer. The parties have entered into a formal employment agreement dated March 23, 1999 covering the terms and conditions of such employment. The parties desire to amend such agreement and to set forth in this document such agreement, as hereby amended, in its entirety.

                              TERMS AND CONDITIONS

         1. Employment. Company hereby employs Employee, and Employee hereby accepts such employment by Company, on the terms and conditions set forth below.

         2. Capacity. Employee shall serve as Company's president and chief operating officer. Employee shall perform such services for company and its subsidiaries and affiliates as Company's board of directors shall direct from time to time. However, no such services shall be of a nature which are not commensurate with, and/or are beneath the dignity of, Employee's title.

         3. Term. Company's employment of Employee under this Agreement shall be for an initial term of five years commencing on March 1, 2000 and ending on February 28, 2005. The term of Employee's employment under this Agreement shall



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automatically  be  renewed  for  successive  additional  one year  terms on each anniversary of the commencement of Employee's employment under this Agreement, beginning with the March 1, 2001 anniversary date, each of which terms shall be added at the end of the then existing term (taking into account any prior extensions or failures to extend), unless either party notifies the other at least 30 days prior to an anniversary date of this Agreement. For example, unless either party notifies the other to the contrary on or before January 29, 2001, the term of this Agreement shall be extended from March 1, 2005 to February 28, 2006. For further example, and assuming the term of this Agreement has been extended to February 28, 2006, if one party notifies the other that it does not desire to extend the term of this Agreement for an additional year and such notice is given on or before January 29, 2002, the term of this Agreement shall not be extended from March 1, 2006 to February 28, 2007. Notwithstanding the foregoing, the term of this Agreement may end prior to the termination date determined under this paragraph 3 as provided in paragraphs 9, 10, 11 and 12.

         4. Service While Employed. Employee agrees to devote his best efforts, his full diligence and all of his business time to his duties hereunder and shall not engage, either directly or indirectly, in any business or other activity which is competitive with or adverse to the interests or the business of Company.

         5. Items Furnished and Relocation. Company shall furnish Employee with such private office, secretarial assistance, and such other facilities, equipment and services suitable to his position and adequate to perform his duties hereunder. Employee shall not be relocated by Company without his consent. Company shall furnish Employee with an automobile upon the terms and conditions that were in effect on June 1, 1998.

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         6. Compensation,  Vacations and Reimbursement.  As partial compensation for his services to Company, Company agrees to pay Employee an annual salary in regular monthly or other agreed upon installments of not less than $165,000. Employee shall also be entitled to receive such bonuses, incentive compensation, and other compensation, if any, as Company's board of directors, executive committee, compensation committee, or other designated committee shall award Employee from time to time whether in cash, Company stock, stock options, other stock based compensation, other form of remuneration, or any combination of the foregoing. In addition, Company shall pay Employee monthly payments of $3,000 each as a flexible perquisite allowance to be used by Employee for such purposes as he shall determine. All such compensation shall be subject to legally required income and employment tax withholding. Employee shall be entitled to paid vacations and reimbursement for all reasonable business expenses in accordance with Company's policies for operating officers.

         7. Other Benefits. In addition to his compensation described in paragraph 6 above, Employee shall be entitled to participate in such bonus, profit sharing, deferred compensation and pension plans of Company for which he is eligible.

         8. Welfare and Fringe Benefits. In addition to his compensation described in paragraph 6 and the benefits described in paragraph 7 above, Employee shall be entitled to participate in such welfare and fringe benefits plans and programs of the Company for which he is eligible.

         9. Death and Disability. If Employee dies during the term of this Agreement, his employment shall be deemed to have been terminated as of the last day of the month in which his death occurs, and Company will pay to Employee's

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personal  representative  all salary and other compensation due Employee through the end of such month. If Employee becomes permanently disabled so that he cannot perform his duties hereunder, as determined by a physician selected by or acceptable to Company, his employment shall be deemed to have been terminated as of the last day of the month in which such determination is made, and he will receive his salary and other compensation through the end of such month. For purposes of the foregoing computations, Employee shall be deemed to have earned the same percentage of his minimum annual bonus for such employment year as the number of days in the employment year through the date his employment is deemed to terminate is of 365.

         10. Retirement. From and after the time Employee attains age 65, he may retire at any time by notifying Company at least 120 days prior to his retirement date or be retired by Company upon at least two years notice.

         11. Default. In the event that Company fails to perform a material provision of this Agreement and such failure continues for 30 days after notification from Employee, the Employee may terminate this Agreement by notice to the Company. Company may terminate this Agreement upon Employee's material default. Employee's material default shall mean (a) Employee's willful and continued failure to perform the requirements of his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for 30 days after a written demand is delivered to Employee on behalf of Company which specifically identifies the manner in which it is alleged that Employee has not substantially performed his duties, (b) Employee's dishonesty in the performance of his duties hereunder, (c) an act or acts on Employee's part involving moral turpitude or constituting a felony under the laws of the United States or any state thereof, (d) any other act or omission which materially injures the financial condition or business reputation of Company or

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any of its subsidiaries or affiliates,  or (e) Employee's material breach of his non-compete and confidentiality obligations under paragraphs 4 and/or 13 of this Agreement, respectively. Any termination shall be without prejudice to any rights or remedies which Employee or Company may have.

         12. Change in Control. Notwithstanding any other provision of this Agreement, should a Change of Control (as defined below) occur, Employee, at his sole option and discretion, may terminate his employment under this Agreement at any time within one year after such change of control upon 15 days notice. In the event of such termination, Company shall pay to Employee a severance payment equal to three times the base amount as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code") minus $1.00 which shall be payable no later than one month after the effective date of the Employee's termination of employment. In addition, in the event of a Change of Control, all outstanding stock options held by Employee (whether issued under Company's 1996 Stock Option Plan, Company's 1999 Flexible Stock Plan, or otherwise) shall become fully exercisable (to the extent not already exercisable). For purposes of this Agreement, a Change in Control shall be deemed to occur (a) if any person, as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the combined voting power (i) of Company's then outstanding securities or (ii) on a fully diluted basis, (b) upon the first purchase of the common stock of Company pursuant to a tender or exchange offer (other than a tender or exchange offer made by Company), (c) upon the approval by Company's stockholders of a merger or

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consolidation,  a sale or disposition of all or  substantially  all of Company's assets or a plan of liquidation or dissolution of Company, or (d) if, during any period of 2 consecutive years, individuals who at the beginning of such period constitute the board of directors of Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by Company's stockholders of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least 80% of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which Company sells or disposes of its assets, in substantially the same proportion as their ownership in Company immediately before such merger, consolidation, sale or disposition.

         13. Nondisclosure; Return of Records. Employee will not, except as authorized by Company, publish or disclose to others, or use for his own benefit, or authorize anyone else to publish or disclose or use, or copy or make notes of any secret, proprietary, or confidential information or knowledge of data or trade secrets of or relating to the business activities of Company which may come to Employee's knowledge during his employment with the Company. Upon

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termination of Employee's  employment  for any reason,  Employee will deliver to
Company, without retaining any copies, notes or excerpts, all records, notes, data, memoranda, and all other documents or materials made or compiled by Employee, or made available to him by Company during his employment, which are in Employee's possession and/or control and which are the property of Company and/or which relate to Employee's employment or the business activities of Company.

         14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Company and any successors or assigns of Company, and Employee, his heirs, personal representatives and assigns, except that Employee's obligations to perform services and rights to receive payment therefore shall be nonassignable and nontransferable.

         15. Entire Agreement: Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior or contemporaneous agreements not set forth in this agreement. This Agreement may not be modified other than by an agreement in writing signed by each of the parties.

         16. Waiver. Any failure by either party to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision. Any waiver by either party of any breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or any other provision of this agreement.

         17. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

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         18. Paragraph  Headings.  Paragraph headings  throughout this Agreement are solely for the convenience of the parties and shall not be construed as a part of any section or as modifying the contents of any section.

         19. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Missouri.

         20. Notices. All notices under this Agreement shall be personally delivered, sent certified mail, postage prepaid, to Company at its corporate office and to Employee at his principal residence, or sent by telecopy.

         21. Supplemental Compensation. Upon the termination of Employee's employment with Company for any reason other than Company's termination due to his material default, as described in paragraph 11, Employee shall be entitled to receive from Company 60 equal monthly payments, with the first such payment due on the second first day of the month after termination of employment, of 8.333% of his Compensation (as defined below) from Company over the 12-consecutive month period for which his Compensation was the greatest. If Employee should die before all or any part of the above described monthly payments have been made, all payments or all remaining payments shall be made to his designated beneficiary, if any, otherwise to his estate. Notwithstanding the foregoing, the aggregate amount payable under this paragraph 21 shall be reduced by the amount, if any, payable under paragraph 12. For purposes of this paragraph 21, Compensation shall mean salary, bonuses, incentive compensation, and other forms of remuneration for services rendered, whether payable in cash or kind (including Company stock) but shall not include taxable income resulting from the exercise of a stock option or from the disposition of stock acquired pursuant to a stock option.

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         22.  Non-Competition.  During the period  that  Employee is entitled to receive payments under paragraph 21, Employee shall not engage, directly or indirectly, either on his own behalf or on behalf of any other person, firm, corporation or other entity, in any business competitive with the business of Company, in the geographic area in which Company is conducting business at the time of termination of Employee's employment, or own more than 5% of any such firm, corporation or other entity. In addition, Employee must furnish Company with such information as Company shall from time to time request in order to determine that Employee is in compliance with the requirements of the preceding provisions of this paragraph 22. The payments to be made under paragraph 21 are conditioned upon Employee's complying with the provisions of this paragraph 22, and, in the event that such provisions are not complied with, Company may suspend such payments for any period of time in which Employee is not in compliance with the preceding provisions of this paragraph 22.

         23. Company. For purposes of paragraphs 4, 13, and 22 of this Agreement, the Company shall mean Applied Digital Solutions, Inc. and all subsidiaries and affiliates of it.

         24. Other Matters. For purposes of this paragraph 24, a "Triggering Event" is a Change of Control (as defined in paragraph 12), the termination of Richard Sullivan's employment for any reason other than due to his material default, as described in the present paragraph 11 of Richard Sullivan's Employment Agreement, if Richard Sullivan ceases to be Company's chairman of the board or chief executive officer for any reason other than due to his material default, as described in the present paragraph 11 of Richard Sullivan's
Employment Agreement, or the sale by Company of the stock of Company subsidiaries or the sale by Company subsidiaries of assets, outside the ordinary course of business, having aggregate proceeds of at least $110 million. Within

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10 days of the occurrence of a Triggering  Event.  Company shall pay to Employee the sum of $3,525,000. Company may pay such amount in cash or in Company's common stock or in a combination of cash and common stock. Common stock used in payment shall be valued at the average closing price on the Nasdaq National Market over the last 5 business days prior to the date of the Triggering Event. The allocation of cash and stock for payments provided pursuant to this paragraph 24 shall include at least sufficient cash to cover the tax liability associated with such payments, and shall otherwise be structure to maximize tax efficiency to both Company and Employee.

         25. Excise Gross Up. In the event that any payment or benefit received or to be received by Employee under this Agreement and/or under another plan of or agreement with Company is subject to the excise tax ("Excise Tax") under
Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), Company shall pay Employee an amount ("Excise Gross Up Payment") that covers all Excise Taxes incurred or to be incurred by Employee because of any such payment or benefit and all federal and state income taxes and Excise Taxes on the Excise Gross Up Payment and which, therefore, will place Employee in the same position that he would have been in had no such payment or benefit been subject to the Excise Tax. The Excise Tax Gross Up Payment (or portion thereof) shall be made upon the earlier of the imposition of any Excise Tax upon Employee or his payment of any Excise Tax.

         26. Effect of Amendment. This Agreement shall supersede all agreements between the parties relating to Employee's employment by Company.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                    APPLIED DIGITAL SOLUTIONS, INC.



                                    By:
                                        ----------------------------------------
                                    Title:
                                          --------------------------------------
                                                       "Company"



                                     -------------------------------------------
                                     Garrett A. Sullivan

                                                      "Employee"




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